UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 29, 2009
Health Benefits Direct Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.
On October 29, 2009, The Co-Investment Fund II, L.P., a Delaware limited partnership (“Co-Investment Fund II”) acquired 6,108,997 shares of common stock (the “Shares”) of Health Benefits Direct Corporation (the “Company”). As a result of this purchase, Co-Investment Fund II now holds voting securities of the Company providing it with the right to cast approximately 53% of the votes on matters presented for a vote by the Company’s stockholders. The Shares were purchased pursuant to a Settlement Agreement, dated October 27, 2009 (the “Settlement Agreement”), by and between certain of the parties to the action Frohman, et al. v. Health Benefits Direct Corporation, et al. pending in the Court of Common Pleas of Philadelphia County (No. 090801764) (the “Philadelphia Litigation”). As a result, Co-Investment Fund now has an aggregate beneficial ownership (as determined pursuant to Rule 13d-3) of 73,453,211 shares of common stock
As previously disclosed by the Company, on March 24, 2009, certain stockholders of the Company filed an action in the Supreme Court of the State of New York, County of New York, Index No. 650174/2009, against Cross Atlantic Capital Partners, Inc., Co-Investment Fund II, Co-Invest II Capital Partners, Inc. Co-Invest Management II, L.P., the Company, and the board of directors of the Company relating to alleged offers the Company purportedly received in 2008 and the private placement conducted by the Company in January 2009 (the “New York Litigation”). On August 13, 2009, the New York Litigation was dismissed, and on August 14, 2009, the Philadelphia Litigation was commenced by a writ of summons filed in the Court of Common Pleas, Philadelphia County against substantially the same group of defendants by the stockholders who brought the New York Litigation and seven additional stockholders. On October 27, 2009 the defendants entered into the Settlement Agreement with the stockholders who brought the New York Litigation. The settling stockholders withdrew from the Philadelphia Litigation and provided the defendants with a general release of all claims. The terms of the Settlement Agreement required Co-Investment Fund II to purchase of all of the shares of common stock held by the settling plaintiffs. Since the settlement did not include all of the plaintiffs in the Philadelphia Litigation, it has not been dismissed.
As a result of this purchase, Co-Investment Fund II now owns 12,459,874 shares of common stock of the Company, or approximately 30.2% of the outstanding common stock of the Company, and 1,000,000 shares or 100% of Series A Convertible Preferred Stock of the Company. Co-Investment Fund II also has the right to acquire, through the conversion of shares of the Company’s Series A Convertible Preferred Stock and the exercise of warrants held by it, an additional 60,993,337 shares of common stock of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION
Date: November 4, 2009	By:	/s/ Anthony R. Verdi
	Name:	Anthony R. Verdi
	Title:	Chief Financial Officer and Chief Operating Officer